                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Date of report (Date of earliest event reported): November 10, 1997

                         DONNA KARAN INTERNATIONAL INC.
             (Exact Name of Registrant as Specified in Charter)

            Delaware                           1-11805              13-3882426)
  (State or other jurisdiction)              (Commission         (I.R.S. Employer
of incorporation or organization)            File Number)      Identification Number

                 550 Seventh Avenue, New York, New York 10018
                    (Address of principal executive offices)
                                    (Zip Code)


                                 (212) 789-1500
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets

    On November 10, 1997, the Company and Estee Lauder Inc. ("ELI") consummated the transaction previously announced on September 30, 1997, whereby the Company granted to ELI exclusive worldwide rights to the Donna Karan New York-Registered Trademark- and DKNY-Registered Trademark- trademarks for the manufacture, marketing, distribution and sale of beauty and beauty-related products, including fragrances, cosmetics, skincare products and beauty related accessories. In connection therewith and with the sale to ELI of certain usable inventory and other assets relating to the existing business, the Company will receive up to $31 million and additional royalties from ELI based on sales of such beauty and beauty-related products. On November 10, 1997, the Company received from ELI $25 million of such amount. Under certain circumstances, the Company is obligated to repay to ELI a portion of these payments plus a penalty amount if certain products are not launched in accordance with an agreed-upon schedule.

    As a result of the closing of this transaction, the Company anticipates that it will record a loss of approximately $30 million, which represents reserves to be recorded, primarily related to inventories, receivables and severance to cover the wind-down of its existing beauty business, net of certain amounts to be recorded by the Company in connection with the transaction.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements
       Not applicable.

(b) Pro Forma Financial Information

    The following table presents certain pro forma condensed financial information for the fiscal year ended December 28, 1996, and for the nine months ended September 28, 1997, as if the beauty business had been shutdown prior to these periods:

                                                         December 28, 1996                   September 28, 1997
                                                 ----------------------------------  -----------------------------------
                                                 As Reported   Beauty    Pro Forma   As Reported   Beauty     Pro Forma
                                                 -----------  ---------  ----------  -----------  ---------  -----------
Net sales......................................   $ 612,840   $  43,769  $  569,071  $  484,691   $  19,730   $ 464,961

Operating income (loss)........................      13,302      (6,748)     20,050     (23,874)     (9,253)    (14,621)

Pro forma net income (loss)....................       4,243(1)   (3,644)      7,887     (12,952)     (4,996)     (7,956)

Current assets.................................     254,673      26,032     228,641     274,154      23,567     250,587
Total assets...................................     311,695      27,601     284,094     335,074      24,704     310,370

------------------------
(1) For the year ended December 28, 1996, the Company's net income included the recognition of a deferred tax asset of approximately $19.0 million, concurrent with becoming subject to Federal and additional state income taxes. For purposes of comparison, the Company has presented pro forma net income for this period which excludes the recognition of this asset, and also assumes that the Company was subject to Federal and additional state taxes for the entire period.

(c) Exhibits

    Exhibit 2.1--Agreement, dated as of September 30, 1997, between The Donna Karan Company and Estee Lauder Inc.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DONNA KARAN INTERNATIONAL INC.
                                               (Registrant)

Date: November 25, 1997                 By: /s/ Joseph B. Parsons
      --------------------                 --------------------------------
                                             Joseph B. Parsons
                                             Executive Vice President &
                                             Chief Financial Officer









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